GSE SYSTEMS, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
To be held on November 15, 2006

The undersigned hereby constitutes and appoints Jeffery G. Hough and/or John Moran, as attorneys and proxies with full power of substitution, to attend and vote all of the shares which the undersigned is entitled to vote at the annual meeting of stockholders of GSE Systems, Inc. (the “Company”) to be held at the Company’s headquarters at 7133 Rutherford Rd., Suite 200, Baltimore, MD 21244 at 10:00 a.m. local time, on November 15, 2006 and at any and all adjournments or postponements of the meeting, with the same force and effect as if the undersigned were personally present and the undersigned hereby instructs said attorneys and proxies to vote as follows with respect to the matters described in the accompanying proxy statement:

1.
To elect three persons to serve as Class II Directors on the Company’s Board of Directors, for a term of three years or until their successors have been elected and qualified. The following three persons have been nominated to serve as directors: Scott N. Greenberg, Joseph W. Lewis, and O. Lee Tawes, III.

 ☐ FOR all nominees listed above   ☐ WITHHOLD AUTHORITY to vote for all nominees listed above

INSTRUCTIONS: To withhold authority to vote for any one or more individual nominees, line through or otherwise strike out the name of any nominee.

2.	To ratify the appointment of KPMG LLP, an independent registered public accounting firm, as the Company’s independent public accountants for the current fiscal year.

  ☐ FOR     ☐ AGAINST    ☐ ABSTAIN

3. To transact such other business as may properly come before the annual meeting or at any adjournments or postponements thereof.

(Please sign on reverse side)

(continued from other side)

This proxy when properly executed will be voted as directed. If no direction is indicated, this proxy will be voted For proposals 1 and 2.

☐	Please indicate by check mark if you plan to attend the annual meeting of stockholders.

DATED:      , 2006

(Signature)

(Signature)

NOTE: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. When signing as attorney, executor, administrator, personal representative, trustee or guardian, please give full titles as such. (Please sign, date and return this proxy in the enclosed envelope.)